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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Investors Financial Services Corp. on Form S-8 of our report dated February 20, 2004, November 12, 2004 as to Note 23 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement described in Note 23 and to the Company's adoption, effective January 1, 2001, of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective January 1, 2002, and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and effective October 1, 2003, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51"), appearing in the Annual Report on Form 10K/A of Investors Financial Services Corp. for the year ended December 31, 2003, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
November 15, 2004

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  Exhibit 23.1